UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, acting pursuant to delegated authority, the Nominating and Governance Committee of the Board of Directors of Power Solutions International, Inc. (the “Company”), appointed Jason Lin as a director on the Board.

Mr. Lin, age 63, has over three decades of engineering and executive management experience in the engine development and manufacturing industries. From 2009 to July 2016, Mr. Lin served as chief executive officer and president of Société Internationale des Moteurs Baudouin, a southern France based marine engine manufacturer subsidiary of Weichai Power Co., Ltd., a major diesel engines, heavy duty trucks and components manufacturer in China and an affiliate of Weichai America Corp., a significant stockholder of the Company. During this tenure, he also served as an executive technical director and advisor to the chairman of Weichai Power. From February 2001 to July 2006, Mr. Lin was employed by International Truck and Engine Corporation, a U.S. based trucks, buses and diesel engines manufacturer subsidiary of Navistar International Corporation in engineering management positions. Earlier in his career, Mr. Lin was employed in engineering positions by Cummins Engine Company and worked in Japan for Komatsu-Cummins Engine Company as vice president.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany
General Counsel

Dated: May 19, 2017